February 28, 1997





Hallwood Energy Partners, L.P.
4582 South Ulster Street Parkway
Suite 1700
Denver, Colorado  80237

         Re: Hallwood Energy Partners, L.P. - 1995 Unit Option Plan Registration Statement on Form S-8

Gentlemen:

     We have acted as counsel to Hallwood Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about February 28, 1997 under the Securities Act of 1933, as amended (the "Securities Act"), relating to 425,000 units representing limited partnership interests (the "Units") of the Partnership that are offered on the exercise of the unit options (the "Options") granted or that may be granted under the Hallwood Energy Partners, L.P. 1995 Unit Option Plan (the "Plan").

     You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Second Amended and Restated Certificate of Limited Partnership, as amended, and the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended (the "Partnership Agreement"); (2) minutes and records of the corporate proceedings of Hallwood Energy Corporation, the former general partner of the Partnership (the "Former General Partner") with respect to the establishment of the Plan, the issuance of Units pursuant to the Plan and related matters; (3) the Registration Statement and exhibits thereto, including the Plan; and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Second Amended and Restated Certificate of Limited Partnership, the Third Amended and Restated Agreement of Limited Partnership, minutes, records, resolutions and other documents or writings of the Partnership or the Former General Partner of the Partnership, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Partnership, the Former General


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Hallwood Energy Partners, L.P.
February 28, 1997
Page 2



Partner and/or of Hallwood G.P., Inc., which is the general partner of HEPGP Ltd., which is the general partner of the Partnership (the "General Partner") and upon documents, records and instruments furnished to us by the Partnership, the Former General Partner and/or the General Partner of the Partnership, without independent check or verification of their accuracy.

     Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that the Partnership presently has available sufficient Units from which the 425,000 Units proposed to be sold pursuant to exercise of Options granted or to be granted under the Plan may be issued. Assuming that (a) the Partnership maintains sufficient Units available for issuance to those persons who exercise Options granted under the Plan, (b) the Options are issued in accordance with the Plan, (c) the Units are issued in accordance with the Plan and the associated option agreement for which such Units are being issued, and (d) the consideration for the Units issued pursuant to such Options is actually received by the Partnership as provided in the Plan, then the Units issued pursuant to the exercise of the Options granted under and in accordance with the terms of the Plan will be validly issued and fully paid Units, and the liability of those persons to whom the Units are issued and who are admitted as limited partners to the Partnership in accordance with the provisions of the Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act, 6 Del.C. Sections 17-101 et seq., will be limited to their respective agreed capital contributions and their share of the Partnership's assets and undistributed profits.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                               Sincerely,

                                               JENKENS & GILCHRIST,
                                               a Professional Corporation


                                               By:   /s/W. Alan Kailer
                                                        -----------------
                                                        W. Alan Kailer
                                                        Authorized Signatory
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